CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation in this Form 10-K to be filed with the Securities and Exchange Commission on or around August 17, 2010 of our report dated May 18, 2009 relating to the consolidated financial statements of Zealous, Inc. and Subsidiaries, as of December 31, 2008 and for the year then ended and to all references to our firm included in this Form 10-K.





/s/ Mallah Furman  (f/k/a Berkovits & Company, LLP)



Fort Lauderdale, Florida
August 16, 2010